      As filed with the Securities and Exchange Commission on June 20, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            MERRIMAC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         22-1642321
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                            MERRIMAC INDUSTRIES, INC.
                        2001 KEY EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                               -------------------

                                 MASON N. CARTER
                               41 FAIRFIELD PLACE
                      WEST CALDWELL, NEW JERSEY 07006-6287
                     (Name and address of agent for service)

                                 (973) 575-1300
                     (Telephone number of agent for service)

                                    COPY TO:
                              EDWARD H. COHEN, ESQ.
                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                               -------------------

---------------------------- ----------------- --------------------- --------------------- ---------------------
                                                                           Proposed
                                                     Proposed              maximum
 Title of securities to be     Amount to be      maximum offering     aggregate offering        Amount of
        registered            registered (1)   price per share (2)        price (2)          registration fee
============================ ================= ===================== ===================== =====================
Common Stock,
par value $0.01 per share,       300,000              $14.94              $4,482,000             $1,121
and associated common
share purchase rights(3)
---------------------------- ----------------- --------------------- --------------------- ---------------------

(1) Such shares are issuable under the registrant's 2001 Key Employee Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the American Stock Exchange on June 15, 2001.

(3) Each share of common stock also represents one common share purchase right. The common share purchase rights are attached to, and transferable only with, the underlying common stock, and therefore, do not require an additional filing fee.

11101875.01

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Merrimac Industries, Inc. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration
Statement:

         a. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 30, 2000, filed on March 30, 2001;

         b. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001, filed on May 15, 2001;

         c. The Registrant's Current Report on Form 8-K, filed on February 21, 2001;

         d. The Registrant's Current Report on Form 8-K, filed on February 22, 2001;

         e.       The Registrant's Current Report on Form 8-K, filed on March
                  20, 2001;

         f. The description of Registrant's Common Share Purchase Rights, set forth in Amendment No. 4 to the Registration Statement on Form 8-A of Registrant, dated February 21, 2001, Amendment No. 3 to the Registration Statement on Form 8-A of Registrant, dated October 27, 2000, Amendment No. 2 to the Registration Statement on Form 8-A of Registrant, dated April 10, 2000, Amendment No. 1 to the Registration Statement on Form 8-A of Registrant, dated June 9, 1999, and the Registration Statement on Form 8-A of Registrant, dated March 16, 1999, in connection with the Registrant's listing of the Common Share Purchase Rights on the American Stock Exchange; and

         g. The description of the Registrant's common stock which is contained in the Registrant's Current Report on Form 8-K, filed on February 21, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Rosenman & Colin LLP. Edward H. Cohen, a member of Rosenman & Colin LLP, is a director of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article VIII of the By-laws of the Registrant provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Certificate of Incorporation of the Registrant provides for the limitation of liability of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The Registrant has directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Registrant in connection with the performance of their respective duties.

ITEM 8. EXHIBITS.

Exhibit No.                            Description
-----------

         *4.01    2001 Key Employee Incentive Plan.

         4.02 Shareholder Rights Agreement dated as of March 9, 1999 between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1 to Merrimac's Current Report on Form 8-K dated March 9, 1999.

         4.03 Amendment No. 1 dated as of June 9, 1999, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1 to Merrimac's Current Report on Form 8-K dated June 9, 1999.

         4.04 Amendment No. 2 dated as of April 7, 2000, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 2 to Merrimac's Current Report on Form 8-K dated April 10, 2000.

         4.05 Amendment No. 3 dated as of October 26, 2000, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to
                  Exhibit 2 to Merrimac's Current Report on Form 8-K dated October 27, 2000.

         4.06 Amendment No. 4 dated as of February 21, 2001, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and Mellon Investor Services, L.L.C. (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, is hereby incorporated by reference to
                  Exhibit 1(d) to Merrimac's Current Report on Form 8-K dated February 21, 2001.

         *5.01    Opinion of Rosenman & Colin LLP.

         *23.01   Consent of Arthur Andersen LLP.

         *23.02   Consent of Rosenman & Colin LLP (included in Exhibit 5.01).

         *24.01   Power of Attorney (included on page II-5).


---------------
* Filed herewith

ITEM 9. UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey, on this 19th day of June 2001.

                                       MERRIMAC INDUSTRIES, INC.


                                       By /s/ Mason N. Carter
                                          --------------------------------------
                                          Mason N. Carter
                                          Chairman of the Board, President and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned hereby constitutes and appoints Mason N. Carter, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.



          Signature                     Title                      Date
          ---------                     -----                      ----
/s/ Mason N. Carter
------------------------  Chairman of the Board, President     June 19, 2001
     Mason N. Carter        and Chief Executive Officer
                            (Principal Executive Officer)
/s/ Robert V. Condon
------------------------  Vice President, Finance, Chief       June 19, 2001
     Robert V. Condon       Financial Officer, Treasurer and
                            Secretary

/s/ Edward H. Cohen
------------------------   Director                            June 19, 2001
   Edward H. Cohen

/s/ Arthur A. Oliner
------------------------   Director                            June 19, 2001
   Arthur A. Oliner

/s/ Harold J. Raveche
------------------------   Director                            June 19, 2001
   Harold J. Raveche

/s/ Joel H. Goldberg
------------------------   Director                            June 19, 2001
   Joel H. Goldberg

/s/ Joseph B. Fuller
------------------------   Director                            June 19, 2001
   Joseph B. Fuller

/s/ Albert H. Cohen
------------------------   Director                            June 19, 2001
   Albert H. Cohen

                                  EXHIBIT INDEX

   Exhibit Number                  Description
   --------------                  ------------

         4.01     2001 Key Employee Incentive Plan.

         4.02 Shareholder Rights Agreement dated as of March 9, 1999 between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1 to Merrimac's Current Report on Form 8-K dated March 9, 1999.

         4.03 Amendment No. 1 dated as of June 9, 1999, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1 to Merrimac's Current Report on Form 8-K dated June 9, 1999.

         4.04 Amendment No. 2 dated as of April 7, 2000, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 2 to Merrimac's Current Report on Form 8-K dated April 10, 2000.

         4.05 Amendment No. 3 dated as of October 26, 2000, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to
                  Exhibit 2 to Merrimac's Current Report on Form 8-K dated October 27, 2000.

         4.06 Amendment No. 4 dated as of February 21, 2001, to the Shareholder Rights Agreement dated as of March 9, 1999, between Merrimac and Mellon Investor Services, L.L.C. (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, is hereby incorporated by reference to
                  Exhibit 1(d) to Merrimac's Current Report on Form 8-K dated February 21, 2001.

         5.01     Opinion of Rosenman & Colin LLP.

         23.01    Consent of Arthur Andersen LLP.

         23.02    Consent of Rosenman & Colin LLP (included in Exhibit 5.01).

         24.01    Power of Attorney (included on page II-5).